CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 26, 2024, relating to the financial statements and financial highlights of Strategy Shares Gold Enhanced Yield ETF (formerly, Strategy Shares Gold-Hedged Bond ETF), a series of Strategy Shares, for the year ended April 30, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio January 3, 2025